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                                                                    EX-99.B11(b)


                          Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A of Marquis Funds (File 33-65436) (the "Registration Statement") of our report dated April 9, 1997, relating to the financial statements and financial highlights of International Equity Portfolio (a separately managed portfolio of SEI International Trust, hereafter referred to as the "Trust") appearing in the February 28, 1997 Annual Report to Shareholders of the Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Financial Statements" in the Statement of Additional Information.

/s/ Price Waterhouse LLP
Philadelphia, Pennsylvania
January 28, 1998